Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS

Santa Monica, CA – April 25, 2022 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced first quarter 2022 results.

Financial Metrics

	Q1
(in millions, except EPS)	2022	2021
GAAP Net Revenues	$1,768	$2,275
Impact of GAAP deferralsA	$(287)	$(209)

GAAP EPS	$0.50	$0.79
Non-GAAP EPS	$0.64	$0.98
Impact of GAAP deferralsA	$(0.26)	$(0.14)

Please refer to the tables at the back of this earnings release for a reconciliation of the company’s GAAP and non-GAAP results.

For the quarter ended March 31, 2022, Activision Blizzard’s net revenues presented in accordance with GAAP were $1.77 billion, as compared with $2.28 billion for the first quarter of 2021. GAAP net revenues from digital channels were $1.59 billion. GAAP operating margin was 27%. GAAP earnings per diluted share was $0.50, as compared with $0.79 for the first quarter of 2021. On a non-GAAP basis, Activision Blizzard’s operating margin was 34% and earnings per diluted share was $0.64, as compared with $0.98 for the first quarter of 2021.

Activision Blizzard generated $642 million in operating cash flow for the quarter as compared with $844 million for the first quarter of 2021.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Operating Metrics

For the quarter ended March 31, 2022, Activision Blizzard’s net bookingsB were $1.48 billion, as compared with $2.07 billion for the first quarter of 2021. In-game net bookingsC were $1.01 billion, as compared with $1.34 billion for the first quarter of 2021.

For the quarter ended March 31, 2022, overall Activision Blizzard Monthly Active Users (MAUs)D were 372 million.

Activision Blizzard Announces Q1 2022 Financial Results
Microsoft transaction

As announced on January 18, 2022, Microsoft plans to acquire Activision Blizzard for $95.00 per share, in an all-cash transaction. The transaction is subject to customary closing conditions and completion of regulatory review and Activision Blizzard's stockholder approval. The transaction, which is expected to close in Microsoft’s fiscal year ending June 30, 2023, has been approved by the boards of directors of both Activision Blizzard and Microsoft.

Conference Call and Earnings Presentation

In light of the proposed transaction with Microsoft, and as is customary during the pendency of an acquisition, Activision Blizzard will not be hosting a conference call, issuing an earnings presentation, or providing financial guidance in conjunction with its first quarter 2022 earnings release. For further detail and discussion of our financial performance please refer to our upcoming quarterly report on Form 10-Q for the quarter ended March 31, 2022.

Selected Business Highlights

Activision Blizzard continued to engage and connect its network of hundreds of million people worldwide in the first quarter. Financial performance declined year-over-year, primarily reflecting lower results for Call of Duty and product cycle timing at Blizzard, offsetting robust growth at King. The company incurred an increase in legal and other professional fees, primarily driven by costs associated with our proposed transaction with Microsoft. We continue to increase investment in our development resources in order to meet the demand from our players, and grew our developer headcount by several hundred people in the first quarter. Our teams are making strong progress on a broad pipeline of compelling content for established franchises, which we expect to drive renewed expansion in the business in the fourth quarter and longer term.

Activision Blizzard is committed to ensuring an inclusive and safe working environment for its employees, and in the first quarter continued to implement previously announced initiatives to strengthen its practices and policies. In March, the federal court approved the company’s settlement with the EEOC, paving the way to compensate eligible complainants through an $18 million fund. In April, the company announced the conversion of over 1,000 temporary workers to full-time employees, with most receiving increased wages and benefits. We also announced the appointment of Kristen Hines as the company’s new Chief Diversity, Equity, and Inclusion Officer.

Activision
•Call of Duty® net bookings on console and PC declined year-over-year in the first quarter, reflecting lower premium sales for Call of Duty: Vanguard versus the year ago title and lower engagement in Call of Duty: Warzone™. Call of Duty Mobile net bookings were little changed year-over-year.

Activision Blizzard Announces Q1 2022 Financial Results
•The Call of Duty teams delivered substantial gameplay improvements for Vanguard and Warzone in the first quarter. Development on this year’s premium and Warzone experiences, led by Infinity Ward, is proceeding very well. This year’s Call of Duty is a sequel to 2019’s Modern Warfare®, the most successful Call of Duty title to date, and will be the most advanced experience in franchise history. The new free-to-play Warzone experience, which is built from the ground-up alongside the premium game, features groundbreaking innovations to be revealed later this year.

•Activision continued to rapidly expand its Call of Duty development resources in the first quarter. Its growing teams are focused on delivering even more compelling content to the community on PC and console, as well as expanding Warzone to the mobile platform.

Blizzard
•Blizzard’s first quarter financial results were lower year-over-year, primarily reflecting product cycle timing for the Warcraft® franchise. Blizzard’s teams reached important milestones across its key franchises in recent months, and the second quarter represents the start of a period of planned substantial releases across Blizzard’s portfolio.

•Blizzard continues to work on numerous new experiences to delight and expand the Warcraft community. The newest Hearthstone® expansion, Voyage to the Sunken City™, launched on April 12. Blizzard’s teams are working on major new content for World of Warcraft® including World of Warcraft: Dragonflight, the innovative upcoming expansion for the modern game, and World of Warcraft: Wrath of the Lich King® Classic. Blizzard is also planning to unveil more details about its first Warcraft mobile experience in the coming weeks.

•Diablo® Immortal™ will launch on June 2, 2022 in most regions around the world, with the remaining regions in Asia-Pacific gaining access a few weeks later. Over 30 million people have already pre-registered for the game. In addition to offering a deep, authentic, and free-to-play Diablo experience on the mobile platform, Diablo Immortal will also be available free-to-play on Windows® PC, initially as an open beta starting on June 2, 2022, and will support cross-play and cross-progression.

•Development on Diablo 4 and Overwatch® 2 is also progressing well. Company-wide internal testing of Diablo 4 is underway, and external testing of the player-versus-player mode of Overwatch 2 begins tomorrow, April 26, 2022.

King
•King’s teams continued to deliver compelling new content, features and events in the first quarter, driving year-over-year growth in engagement and player investment. King’s in-game net bookings grew 8% year-over-year, driven by double-digit year-over-year growth for Candy CrushTM, King’s largest franchise, in both cases building on strong growth in the prior year quarter.

•Candy Crush was the top-grossing game franchise in the U.S. app stores1 for the 19th consecutive quarter.

Activision Blizzard Announces Q1 2022 Financial Results
•King’s payer numbers again grew by a double-digit percentage year-over-year, driven by strong execution in Candy’s features and live operations, effective user acquisition, and ongoing optimization of the Candy Crush in-game economy.

•King’s advertising business continued to grow rapidly year-over-year, fueled by volume growth and ramping relationships with demand partners.

Balance Sheet and Dividend
•Cash and short-term investments at the end of the first quarter stood at $11.1 billion, and Activision Blizzard ended the quarter with a net cash position of approximately $7.5 billion.

•As previously announced, the Board of Directors has declared a cash dividend of $0.47 per common share, payable on May 6, 2022 to shareholders of record at the close of business on April 15, 2022.

About Activision Blizzard

Our mission, to connect and engage the world through epic entertainment, has never been more important. Through communities rooted in our video game franchises we enable hundreds of millions of people to experience joy, thrill and achievement. We enable social connections through the lens of fun, and we foster purpose and a sense of accomplishment through healthy competition. Like sport, but with greater accessibility, our players can find purpose and meaning through competitive gaming. Video games, unlike any other social or entertainment media, have the ability to break down the barriers that can inhibit tolerance and understanding. Celebrating differences is at the core of our culture and ensures we can create games for players of diverse backgrounds in the 190 countries our games are played.

As a member of the Fortune 500 and as a component company of the S&P 500, we have an extraordinary track record of delivering superior shareholder returns for over 30 years.

Our enduring franchises are some of the world’s most popular, including Call of Duty®, Crash Bandicoot™, Warcraft®, Overwatch®, Diablo®, StarCraft®, Candy Crush™, Bubble Witch™, Pet Rescue™ and Farm Heroes™. Our sustained success has enabled the company to support corporate social responsibility initiatives that are directly tied to our franchises. As an example, our Call of Duty Endowment has helped find employment for over 90,000 veterans.

Learn more information about Activision Blizzard and how we connect and engage the world through epic entertainment on the company's website, www.activisionblizzard.com.

1 Based on App Annie Intelligence.

Activision Blizzard Announces Q1 2022 Financial Results
A Net effect of accounting treatment from revenue deferrals on certain of our online-enabled products. Since certain of our games are hosted online or include significant online functionality that represents a separate performance obligation, we defer the transaction price allocable to the online functionality from the sale of these games and then recognize the attributable revenues over the relevant estimated service periods, which are generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized. Impact from changes in deferrals refers to the net effect from revenue deferrals accounting treatment for the purposes of revenues, along with, for the purposes of EPS, the related cost of revenues deferrals treatment and the related tax impacts. Internally, management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results.

B Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

C In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period, and is equal to in-game net revenues excluding the impact from deferrals.

D Monthly Active User (“MAU”) Definition: We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user. In certain instances, we rely on third parties to publish our games. In these instances, MAU data is based on information provided to us by those third parties, or, if final data is not available, reasonable estimates of MAUs for these third-party published games.

Non-GAAP Financial Measures: As a supplement to our financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net income (loss), earnings (loss) per share, and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation, and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation). The non-GAAP financial measures exclude the following items, as applicable in any given reporting period and our outlook:

•expenses related to share-based compensation, including liability awards accounted for under ASC 718;
•the amortization of intangibles from purchase price accounting;
•fees and other expenses related to merger and acquisitions, including related debt financings, and refinancing of long-term debt, including penalties and the write off of unamortized discount and deferred financing costs;
•restructuring and related charges;
•other non-cash charges from reclassification of certain cumulative translation adjustments into earnings as required by GAAP;
•the income tax adjustments associated with any of the above items (tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results); and

Activision Blizzard Announces Q1 2022 Financial Results
•significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and other unusual or unique tax-related items and activities.

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Cautionary Note Regarding Forward-looking Statements: The statements contained herein that are not historical facts are forward-looking statements including, but not limited to statements about: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow, or other financial items; (2) statements of our plans and objectives, including those related to releases of products or services; (3) statements of future financial or operating performance, including the impact of tax items thereon; (4) statements regarding the proposed transaction between Activision Blizzard and Microsoft (such transaction, “the proposed transaction with Microsoft”), including any statements regarding the expected timetable for completing the proposed transaction with Microsoft, the ability to complete the proposed transaction with Microsoft, and the expected benefits of the proposed transaction with Microsoft; and (5) statements of assumptions underlying such statements. Activision Blizzard, Inc. generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “aims,” “believes,” “may,” “might,” “expects,” “intends,” “seeks,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming,” and the negative version of these words and other similar words and expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risks, reflect management’s current expectations, estimates, and projections about our business, and are inherently uncertain and difficult to predict.

Activision Blizzard Announces Q1 2022 Financial Results
We caution that a number of important factors, many of which are beyond our control, could cause our actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: risk that the proposed transaction with Microsoft may not be completed in a timely manner or at all, which may adversely affect our business and the price of our common stock; the failure to satisfy the conditions to the consummation of the proposed transaction with Microsoft, including shareholder approval and the receipt of certain governmental and regulatory approvals; the occurrence of any event, change, or other circumstance that could give rise to the termination of the Agreement and Plan of Merger, dated as of January 18, 2022, by and among Activision Blizzard, Microsoft, and Anchorage Merger Sub Inc., a wholly owned subsidiary of Microsoft (the “Microsoft Merger Agreement”); the effect of the announcement or pendency of the proposed transaction with Microsoft on our business relationships, operating results, and business generally; risks that the proposed transaction with Microsoft disrupts our current plans and operations and potential difficulties in employee retention as a result of the proposed transaction with Microsoft; risks related to diverting management’s attention from ongoing business operations; the outcome of any legal proceedings that have been or may be instituted against us related to the Microsoft Merger Agreement or the transactions contemplated thereby; restrictions during the pendency of the proposed transaction with Microsoft that may impact our ability to pursue certain business opportunities or strategic transactions; the potential for receipt of alternative acquisition proposals from potential acquirors; the global impact of the ongoing COVID-19 pandemic (including, without limitation, the potential for significant short- and long-term global unemployment and economic weakness and a resulting impact on global discretionary spending; potential strain on the retailers, distributors, and manufacturers who sell our physical products to customers and the platform providers on whose networks and consoles certain of our games are available; effects on our ability to release our content in a timely manner and with effective quality control; effects on our ability to prevent cyber-security incidents while our workforce is disbursed; effects on the operations of our professional esports leagues; the impact of large-scale intervention by the Federal Reserve and other central banks around the world, including the impact on interest rates; increased demand for our games due to stay-at-home orders and curtailment of other forms of entertainment, which may not be sustained and may fluctuate as stay-at-home orders are reduced, lifted, and/or reinstated; macroeconomic impacts arising from the long duration of the COVID-19 pandemic, including labor shortages and supply chain disruptions; and volatility in foreign exchange rates); our ability to consistently deliver popular, high-quality titles in a timely manner, which has been made more difficult as a result of the COVID-19 pandemic; our ability to satisfy the expectations of consumers with respect to our brands, games, services, and/or business practices; negative impacts on our business from concerns regarding our workplace; our ability to attract, retain, and motivate skilled personnel; competition; concentration of revenue among a small number of franchises; negative impacts from unionization or attempts to unionize by our workforce; rapid changes in technology and industry standards; increasing importance of revenues derived from digital distribution channels; our ability to manage the continued growth in the scope and complexity of our business; substantial influence of third-party platform providers over our products and costs; success and availability of video game consoles manufactured by third parties, including our ability to predict the consoles that will be most successful in the marketplace and develop commercially-successful products for those consoles; risks associated with the free-to-play business model, including our dependence on a relatively small number of consumers for a significant portion of revenues and profits from any given game; risks and uncertainties of conducting business outside the U.S., including the need for regulatory approval to operate, impacts on our business arising from the current conflict between Russia and Ukraine, the relatively weaker protection for our intellectual property rights, and the impact of cultural differences on consumer preferences; risks associated with the retail sales business model; our ability to realize the expected benefits of our recent restructuring actions; difficulties in integrating acquired businesses or otherwise realizing the anticipated benefits of strategic transactions; the seasonality in the sale of our products; fluctuation in our recurring business; risks relating to behavior of our distributors, retailers, development, and licensing partners, or other affiliated third parties that may harm our brands or business operations; our reliance on tools and technologies owned by third parties; risks associated with our use of open source software; risks associated with undisclosed content or features that may result in consumers’ refusal to buy or retailers’ refusal to sell our products; risks associated with objectionable consumer- or other third-party-created content; outages, disruptions or degradations in our services, products, and/or technological infrastructure; data breaches, fraudulent activity, and other cybersecurity risks; significant disruption during our live events; risks related to the impacts of catastrophic events; climate change; provisions in our corporate documents that may make it more difficult for any person to acquire control of our company; ongoing legal proceedings related to workplace concerns and otherwise, including the impact of the complaint filed in 2021 by the California Department of Fair Employment and Housing alleging violations of the California Fair Employment and Housing Act and the California Equal Pay Act and separate investigations and complaints by other parties and regulators related to certain employment practices and related disclosures; successful implementation of the requirements of the court-approved consent decree with the Equal Employment Opportunity Commission; intellectual property claims; increasing regulation in key territories; regulation relating to the Internet, including potential harm from laws impacting “net neutrality”; regulation concerning data privacy, including China’s recently passed Personal Information Protection Law; scrutiny regarding the appropriateness of our games’ content, including ratings assigned by third parties; changes in tax rates and/or tax laws or exposure to additional tax liabilities; fluctuations in currency exchange rates; impacts of changes in financial accounting standards; insolvency or business failure of any of our business partners, which has been magnified as a result of the COVID-19 pandemic; risks associated with our reliance on discretionary spending; and the other factors included in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission.

Activision Blizzard Announces Q1 2022 Financial Results
The forward-looking statements contained herein are based on information available to Activision Blizzard, Inc. as of the date of this filing, and we assume no obligation to update any such forward-looking statements. Actual events or results may differ from those expressed in forward-looking statements. As such, you should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, operating results, prospects, strategy, and financial needs. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

Additional Information and Where to Find It

In connection with the transaction, Activision Blizzard has filed with the SEC and mailed to Activision Blizzard stockholders entitled to vote at the special meeting to approve the transaction a definitive proxy statement on March 21, 2022 (as amended or supplemented from time to time, the “definitive proxy statement”). INVESTORS AND SECURITY HOLDERS OF ACTIVISION BLIZZARD ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ACTIVISION BLIZZARD HAS FILED OR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY DO OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ACTIVISION BLIZZARD AND THE TRANSACTION. The definitive proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Activision Blizzard with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Activision Blizzard’s website (https://investor.Activision.com) or by writing to Activision Blizzard, Investor Relations, 2701 Olympic Boulevard, Building B, Santa Monica, CA 90404.

Activision Blizzard and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Activision Blizzard’s stockholders with respect to the transaction. Information about Activision Blizzard’s directors and executive officers and their ownership of Activision Blizzard’s common stock is set forth in the definitive proxy statement. To the extent that holdings of Activision Blizzard’s securities have changed since the amounts printed in the definitive proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the transaction.

Activision Blizzard, Inc.

Investors and Analysts:
ir@activisionblizzard.com
or
Press:
pr@activisionblizzard.com

###

(Tables to Follow)

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in millions)

	Three Months Ended March 31,
	2022	2021
Net revenues
Product sales	$386	$675
In-game, subscription, and other revenues[1]	1,382	1,600
Total net revenues	1,768	2,275

Costs and expenses
Cost of revenues—product sales:
Product costs	91	140
Software royalties, amortization, and intellectual property licenses	81	112
Cost of revenues—in-game, subscription, and other:
Game operations and distribution costs	288	296
Software royalties, amortization, and intellectual property licenses	19	30
Product development	346	353
Sales and marketing	252	237
General and administrative	214	282
Restructuring and related costs	(2)	30
Total costs and expenses	1,289	1,480

Operating income	479	795

Interest and other expense (income), net	14	30
Income before income tax expense	465	765

Income tax expense	70	146

Net income	$395	$619

Basic earnings per common share	$0.51	$0.80
Weighted average common shares outstanding	780	775

Diluted earnings per common share	$0.50	$0.79
Weighted average common shares outstanding assuming dilution	786	783

1In-game, subscription, and other revenues represent revenues from microtransactions and downloadable content, World of Warcraft subscriptions, licensing royalties from our products and franchises, and other miscellaneous revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in millions)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$10,967	$10,423
Accounts receivable, net	530	972
Software development	433	449
Other current assets	556	712
Total current assets	12,486	12,556
Software development	289	211
Property and equipment, net	174	169
Deferred income taxes, net	1,308	1,377
Other assets	511	497
Intangible assets, net	445	447
Goodwill	9,799	9,799
Total assets	$25,012	$25,056

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$207	$285
Deferred revenues	835	1,118
Accrued expenses and other liabilities	1,249	1,008
Total current liabilities	2,291	2,411
Long-term debt, net	3,608	3,608
Deferred income taxes, net	375	506
Other liabilities	907	932
Total liabilities	7,181	7,457

Shareholders' equity
Common stock	—	—
Additional paid-in capital	11,927	11,715
Treasury stock	(5,563)	(5,563)
Retained earnings	12,053	12,025
Accumulated other comprehensive loss	(586)	(578)
Total shareholders’ equity	17,831	17,599
Total liabilities and shareholders’ equity	$25,012	$25,056

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
SUPPLEMENTAL CASH FLOW INFORMATION
(Amounts in millions)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	Year over Year
	2021	2021	2021	2021	2022	% Increase (Decrease)
Cash Flow Data
Operating Cash Flow	$844	$388	$521	$661	$642	(24)%
Capital Expenditures	22	14	23	21	15	(32)
Non-GAAP Free Cash Flow[1]	$822	$374	$498	$640	$627	(24)

Operating Cash Flow - TTM[2]	$2,948	$2,568	$2,893	$2,414	$2,212	(25)
Capital Expenditures - TTM[2]	81	82	81	80	73	(10)
Non-GAAP Free Cash Flow[1] - TTM[2]	$2,867	$2,486	$2,812	$2,334	$2,139	(25)%
1Non-GAAP free cash flow represents operating cash flow minus capital expenditures.
2TTM represents trailing twelve months. Operating Cash Flow for three months ended June 30, 2020, three months ended September 30, 2020, and three months ended December 31, 2020, were $768 million, $196 million, and $1,140 million, respectively. Capital Expenditures for the three months ended June 30, 2020, three months ended September 30, 2020, and three months ended December 31, 2020, were $13 million, $24 million, and $22 million, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES
(Amounts in millions, except per share data)

Three Months Ended March 31, 2022	Net Revenues	Cost of Revenues—Product Sales: Product Costs	Cost of Revenues—Product Sales: Software Royalties and Amortization	Cost of Revenues—In-game/Subs/Other: Game Operations and Distribution Costs	Cost of Revenues—In-game/Subs/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$1,768	$91	$81	$288	$19	$346	$252	$214	$(2)	$1,289
Share-based compensation[1]	—	—	(4)	(2)	—	(53)	(15)	(24)	—	(98)
Amortization of intangible assets[2]	—	—	—	—	—	—	—	(2)	—	(2)
Restructuring and related costs[3]	—	—	—	—	—	—	—	—	2	2
Merger and acquisition-related fees and other expenses[4]	—	—	—	—	—	—	—	(32)	—	(32)
Non-GAAP Measurement	$1,768	$91	$77	$286	$19	$293	$237	$156	$—	$1,159

Net effect of deferred revenues and related cost of revenues[5]	$(287)	$(14)	$(38)	$(2)	$2	$—	$—	$—	$—	$(52)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$479	$395	$0.51	$0.50
Share-based compensation[1]	98	98	0.13	0.13
Amortization of intangible assets[2]	2	2	—	—
Restructuring and related costs[3]	(2)	(2)	—	—
Merger and acquisition-related fees and other expenses[4]	32	32	0.04	0.04
Income tax impacts from items above[6]	—	(24)	(0.03)	(0.03)
Non-GAAP Measurement	$609	$501	$0.64	$0.64

Net effect of deferred revenues and related cost of revenues[5]	$(235)	$(204)	$(0.26)	$(0.26)

1Reflects expenses related to share-based compensation, including $15 million for outstanding liability awards accounted for under ASC 718.
2Reflects amortization of intangible assets from purchase price accounting.
3Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
4Reflects fees and other expenses related to our proposed transaction with Microsoft Corporation ("Microsoft"), primarily legal and advisory fees.
5Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.
6Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES
(Amounts in millions, except per share data)

Three Months Ended March 31, 2021	Net Revenues	Cost of Revenues—Product Sales: Product Costs	Cost of Revenues—Product Sales: Software Royalties and Amortization	Cost of Revenues—In-game/Subs/Other: Game Operations and Distribution Costs	Cost of Revenues—In-game/Subs/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$2,275	$140	$112	$296	$30	$353	$237	$282	$30	$1,480
Share-based compensation[1]	—	—	(6)	—	—	(16)	(5)	(124)	—	(151)
Amortization of intangible assets[2]	—	—	—	—	(3)	—	—	(2)	—	(5)
Restructuring and related costs[3]	—	—	—	—	—	—	—	—	(30)	(30)
Non-GAAP Measurement	$2,275	$140	$106	$296	$27	$337	$232	$156	$—	$1,294

Net effect of deferred revenues and related cost of revenues[4]	$(209)	$(13)	$(64)	$—	$—	$—	$—	$—	$—	$(77)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$795	$619	$0.80	$0.79
Share-based compensation[1]	151	151	0.20	0.19
Amortization of intangible assets[2]	5	5	0.01	0.01
Restructuring and related costs[3]	30	30	0.04	0.04
Income tax impacts from items above[5]	—	(37)	(0.05)	(0.05)
Non-GAAP Measurement	$981	$768	$0.99	$0.98

Net effect of deferred revenues and related cost of revenues[4]	$(132)	$(107)	$(0.14)	$(0.14)

1Reflects expenses related to share-based compensation.
2Reflects amortization of intangible assets from purchase price accounting.
3Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
4Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.
5Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
OPERATING SEGMENTS INFORMATION
(Amounts in millions)

Three Months Ended	March 31, 2022				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$453	$265	$682	$1,400	$(438)	$(193)	$73	$(558)
Intersegment net revenues[1]	—	9	—	9	—	(16)	—	(16)
Segment net revenues	$453	$274	$682	$1,409	$(438)	$(209)	$73	$(574)

Segment operating income	$59	$53	$243	$355	$(383)	$(155)	$40	$(498)

Operating Margin				25.2%

	March 31, 2021
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$891	$458	$609	$1,958
Intersegment net revenues[1]	—	25	—	25
Segment net revenues	$891	$483	$609	$1,983

Segment operating income	$442	$208	$203	$853

Operating Margin				43.0%

1Intersegment revenues reflect licensing and service fees charged between segments.

Our operating segments are consistent with the manner in which our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense (including liability awards accounting for under ASC 718); amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions, associated integration activities, and financings; certain restructuring and related costs; and other non-cash charges. See the following page for the reconciliation tables of segment revenues and operating income to consolidated net revenues and consolidated income before income tax expense.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. We do not aggregate operating segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
OPERATING SEGMENTS INFORMATION
(Amounts in millions)

	Three Months Ended March 31,
	2022	2021
Reconciliation to consolidated net revenues:
Segment net revenues	$1,409	$1,983
Revenues from non-reportable segments[1]	81	108
Net effect from recognition (deferral) of deferred net revenues[2]	287	209
Elimination of intersegment revenues[3]	(9)	(25)
Consolidated net revenues	$1,768	$2,275

Reconciliation to consolidated income before income tax expense:
Segment operating income	$355	$853
Operating income (loss) from non-reportable segments[1]	19	(4)
Net effect from recognition (deferral) of deferred net revenues and related cost of revenues[2]	235	132
Share-based compensation expense[4]	(98)	(151)
Amortization of intangible assets	(2)	(5)
Restructuring and related costs[5]	2	(30)
Merger and acquisition-related fees and other expenses[6]	(32)	—
Consolidated operating income	479	795
Interest and other expense (income), net	14	30
Consolidated income before income tax expense (benefit)	$465	$765

1Includes other income and expenses outside of our reportable segments, including our distribution business and unallocated corporate income and expenses.
2Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online-enabled products.
3Intersegment revenues reflect licensing and service fees charged between segments.
4Reflects expenses related to share-based compensation, including liability awards accounted for under ASC 718.
5Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
6Reflects fees and other expenses related to our proposed transaction with Microsoft, primarily legal and advisory fees.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
NET REVENUES BY DISTRIBUTION CHANNEL
(Amounts in millions)

	Three Months Ended
	March 31, 2022		March 31, 2021		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Distribution Channel
Digital online channels[2]	$1,589	90%	$2,006	88%	$(417)	(21)%
Retail channels	85	5	149	7	(64)	(43)
Other[3]	94	5	120	5	(26)	(22)
Total consolidated net revenues	$1,768	100%	$2,275	100%	$(507)	(22)

Change in deferred revenues[4]
Digital online channels[2]	$(222)		$(141)
Retail channels	(64)		(74)
Other[3]	(1)		6
Total changes in deferred revenues	$(287)		$(209)

1The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
2Net revenues from Digital online channels represent revenues from digitally-distributed downloadable content, microtransactions, subscriptions, and products, as well as licensing royalties.
3Net revenues from Other primarily include revenues from our distribution business, the Overwatch League, and the Call of Duty League.
4Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
NET REVENUES BY PLATFORM
(Amounts in millions)

	Three Months Ended
	March 31, 2022		March 31, 2021		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Platform
Console	$484	27%	$799	35%	$(315)	(39)%
PC	383	22	622	27	(239)	(38)
Mobile and ancillary[2]	807	46	734	32	73	10
Other[3]	94	5	120	5	(26)	(22)
Total consolidated net revenues	$1,768	100%	$2,275	100%	$(507)	(22)

Change in deferred revenues[4]
Console	$(221)		$(173)
PC	(80)		(45)
Mobile and ancillary[2]	15		3
Other[3]	(1)		6
Total changes in deferred revenues	$(287)		$(209)

1The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
2Net revenues from Mobile and ancillary primarily include revenues from mobile devices.
3Net revenues from Other primarily include revenues from our distribution business, the Overwatch League, and the Call of Duty League.
4Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
NET REVENUES BY GEOGRAPHIC REGION
(Amounts in millions)

	Three Months Ended
	March 31, 2022		March 31, 2021		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Geographic Region
Americas	$1,016	57%	$1,307	57%	$(291)	(22)%
EMEA[2]	527	30	731	32	(204)	(28)
Asia Pacific	225	13	237	10	(12)	(5)
Total consolidated net revenues	$1,768	100%	$2,275	100%	$(507)	(22)

Change in deferred revenues[3]
Americas	$(174)		$(121)
EMEA[2]	(93)		(65)
Asia Pacific	(20)		(23)
Total changes in deferred revenues	$(287)		$(209)

1The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
2Net revenues from EMEA consist of the Europe, Middle East, and Africa geographic regions.
3Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA
(Amounts in millions)

					Trailing Twelve Months Ended
	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	March 31, 2022
GAAP Net Income	$876	$639	$564	$395	$2,474
Interest and other expense (income), net	(43)	65	45	14	81
Provision for income taxes	126	120	73	70	389
Depreciation and amortization	28	27	27	24	106
EBITDA	987	851	709	503	3,050

Share-based compensation expense[1]	43	64	249	98	454
Restructuring and related costs[2]	13	3	30	(2)	44
Merger and acquisition-related fees and other expenses[3]	—	—	—	32	32
Adjusted EBITDA	$1,043	$918	$988	$631	$3,580

Change in deferred net revenues and related cost of revenues[4]	$(276)	$(154)	$215	$(235)	$(450)

1Reflects expenses related to share-based compensation, including liability awards accounted for under ASC 718.
2Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
3Reflects fees and other expenses related to our proposed transaction with Microsoft, primarily legal and advisory fees.
4Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
OPERATING METRICS
(Amounts in millions)

Net Bookings1

	Three Months Ended March 31,
	2022	2021	$ Increase (Decrease)	% Increase (Decrease)
Net bookings[1]	$1,481	$2,066	$(585)	(28)%
In-game net bookings[2]	$1,011	$1,343	$(332)	(25)%

1We monitor net bookings as a key operating metric in evaluating the performance of our business because it enables an analysis of performance based on the timing of actual transactions with our customers and provides more timely indications of trends in our operating results. Net bookings is the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others. Net bookings is equal to net revenues excluding the impact from deferrals.
2In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period, and is equal to in-game net revenues excluding the impact from deferrals.

Monthly Active Users3

	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Activision	150	127	119	107	100
Blizzard	27	26	26	24	22
King	258	255	245	240	250
Total MAUs	435	408	390	371	372

3We monitor monthly active users (“MAUs”) as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user. In certain instances, we rely on third parties to publish our games. In these instances, MAU data is based on information provided to us by those third parties, or, if final data is not available, reasonable estimates of MAUs for these third-party published games.